Exhibit 5.1

300 North LaSalle Chicago, IL 60654 United States +1 312 862 2000 www.kirkland.com	Facsimile: +1 312 862 2200

May 22, 2020

Ruth’s Hospitality Group, Inc.

1030 W. Canton Avenue, Suite 100,

Winter Park, FL 32789

Ladies and Gentlemen:

We are acting as special counsel to Ruth’s Hospitality Group, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of the offer and sale of up to an aggregate of 6,454,838 (the “Shares”) of its common Stock, par value $0.01 per share (the “Common Stock”) (which includes up to 841,935 shares of Common Stock to cover the exercise of the underwriter’s option to purchase additional shares of Common Stock) pursuant to the terms of the underwriting agreement, dated May 20, 2020 (the “Underwriting Agreement”), by and between the Company and Jefferies LLC, as underwriter. The Shares are being offered and sold under a Registration Statement on Form S-3 (Registration No. 333-238138) filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 8, 2020 under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), including a base prospectus dated May 18, 2020 (the “Base Prospectus”) and a prospectus supplement dated May 20, 2020 (together with the Base Prospectus, the “Prospectus”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, (ii) minutes and records of the proceedings of the Company with respect to the issuance of the Shares; (iii) the Registration Statement, including the exhibits thereto, and the Prospectus; and (iv) the Underwriting Agreement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

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Ruth’s Hospitality Group, Inc.

May 22, 2020

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares are duly authorized and when the Shares are registered by the Company’s transfer agent/registrar and delivered against payment of the agreed consideration therefor in accordance with the Underwriting Agreement, the Shares will be validly issued, fully-paid and non-assessable.

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K and its incorporation into the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus Supplement constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.

Ruth’s Hospitality Group, Inc.

May 22, 2020

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion after the date hereof should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

Sincerely,

/s/ KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS LLP